Bank of America Corporation and Subsidiaries                                                                      Exhibit 12(a)
Ratio of Earnings to Fixed Charges

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                                                                                        Year Ended December 31
                                                           Nine Months    ---------------------------------------------------
                                                             Ended
(Dollars in Millions)                                  September 30, 1999   1998      1997       1996      1995      1994
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Excluding Interest on Deposits

Income before income taxes                                     $ 9,355     $ 8,048   $10,556    $ 9,311   $ 8,377   $ 7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                                  (113)        162       (49)        (7)      (19)      (55)

Fixed charges:
     Interest expense (including capitalized interest)           7,260       9,479     8,219      7,082     6,354     4,572
     1/3 of net rent expense                                       251         335       302        282       275       250
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        Total fixed charges                                      7,511       9,814     8,521      7,364     6,629     4,822
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Earnings (excluding capitalized interest)                      $16,753     $18,024   $19,026    $16,668   $14,987   $11,774
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Fixed charges                                                  $ 7,511      $9,814    $8,521     $7,364   $ 6,629    $4,822
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Ratio of earnings to fixed charges                                2.23        1.84      2.23       2.26      2.26      2.44
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                                                                                           Year Ended December 31
                                                           Nine Months   ---------------------------------------------------
                                                             Ended
(Dollars in Millions)                                  September 30, 1999    1998      1997       1996      1995      1994
----------------------------------------------------------------------------------------------------------------------------
Including Interest on Deposits

Income before income taxes                                     $ 9,355     $ 8,048   $10,556    $ 9,311   $ 8,377   $ 7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                                  (113)        162       (49)        (7)      (19)      (55)

Fixed charges:
     Interest expense (including capitalized interest)          13,939      20,290    18,903     16,682    16,369    11,083
     1/3 of net rent expense                                       251         335       302        282       275       250
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        Total fixed charges                                     14,190      20,625    19,205     16,964    16,644    11,333
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Earnings (excluding capitalized interest)                      $23,432     $28,835   $29,710    $26,268   $25,002   $18,285
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Fixed charges                                                  $14,190     $20,625   $19,205    $16,964   $16,644   $11,333
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Ratio of earnings to fixed charges                                1.65        1.40      1.55       1.55      1.50      1.61
===========================================================================================================================

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